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Exhibit 10.35

   AGREEMENT dated as of November 1, 1996 (the "Agreement") between Fiserv Solutions, Inc., a Wisconsin corporation d/b/a Fiserv, at its Pittsburgh Center with an address of 912 Fort Duquesne Boulevard, Pittsburgh, PA 15222 ("Fiserv"), and Community National Bank of New Jersey, at its principal address of 222 Haddon Avenue, Westmont, New Jersey("Client")

   Fiserv and Client hereby agree as follows:

   1. Term. The initial term of this Agreement shall be five (5) years and, unless written notice of non-renewal is provided by either party at least 365 days prior to expiration of the initial term or any renewal term, this Agreement shall automatically renew for renewal terms of five (5) years each. In the event the Client is an existing Fiserv user, this Agreement shall commence on the date first written above. In the event the Client is a new Fiserv user, this Agreement shall commence on the day the Fiserv Services (as hereinafter defined) are first used by Client.

   2. Services. (a) Services Generally. Fiserv, itself and through its affiliates, agrees to provide Client, and Client agrees to obtain from Fiserv the services (the "Services") and products (the "Products") (collectively the "Fiserv Services") described in the attached Exhibits and that are marked with an "X" below and initialed at the end of each Exhibit:

____      Exhibit A - Account Processing Services

____      Exhibit B - Item Processing Services

____      Exhibit C - EFT Services

____      Exhibit D - Mortgage Processing Services

____      Exhibit E - Equipment

____      Exhibit F - Software Products

____      Exhibit G - Card Services

____      Exhibit H - Additional Fiserv Services

   The Exhibits set forth specific terms and conditions applicable to the Services and/or Products, and where applicable, the Fiserv affiliate performing the Services and/or Products. Only Exhibits marked with an "X" shall be provided with this Agreement. Client may select additional listed Fiserv Services not marked with an "X" above by executing with Fiserv an additional appropriate Exhibit. Client may also select additional services (the "Additional Services") and products (the "Additional Products") (collectively the "Additional Fiserv Services") not listed above from time to time by completing with Fiserv an Exhibit H-n to this Agreement.

   (b) Conversion Services. Upon mutual agreement by the parties and upon payment of a Conversion Services fee as quoted by Fiserv, Fiserv will convert applicable Client data files to the Fiserv Services. Those activities designed to transfer the processing of Client's data from its present servicer to the Fiserv Services are referred to as "Conversion Services". Client agrees to cooperate with Fiserv in connection with Fiserv's provision of Conversion Services and to provide all necessary information and assistance in order to convert the Client data files.

   (c) Training Services. Fiserv shall provide training, training aids, user manuals, and other documentation for Client's use as Fiserv, in its sole discretion, deems necessary to enable Client personnel to become familiar with the Fiserv Services. If requested by Client, classroom training in the use and operation of the Fiserv Services will be provided at a training facility designated by Fiserv. Standard Fiserv training relative to Conversion Services shall be included in the Conversion Services fee. All other training shall be quoted by Fiserv. All such training aids and manuals remain the property of Fiserv.

   (d) Network Support Services. At Client's request, Fiserv shall provide Network Support Services (the "Network Support Services") consisting of communication line monitoring and diagnostics and support personnel to discover, diagnose, repair, or report line problems to the appropriate telephone company.

   3. Communication Lines, Computer Terminals, and Related Equipment. (a) Communications Lines and Related Equipment. Fiserv shall order, on Client's behalf, the installation of appropriate data communication lines and communications equipment at Fiserv's data center to facilitate Client's access to the Fiserv Services. Client understands and agrees to pay such charges relating to the installation and use of data communications lines and communications equipment. Except to the extent Fiserv shall provide Network Support
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Services to Client, Fiserv shall not be responsible for the reliability or continued availability of the telephone lines and/or communications equipment used to access the Fiserv Services.

   (b) Computer Terminals and Related Equipment. Client shall obtain for its locations sufficient computer terminals and other equipment, approved by Fiserv and compatible with the Fiserv Services, to transmit and receive data between Client's locations and Fiserv's data center. Fiserv and Client may mutually agree to change the type of computer terminal and equipment used by Client.

   4. Fees for Fiserv Services. (a) General. Client agrees to pay Fiserv the fees for the Fiserv Services specified in the Exhibits. Except if limited in the Exhibits, such fees may be increased from time to time. Upon prior notification to Client, Fiserv may increase its fixed fees in excess of amounts listed in the Exhibits in the event that Fiserv implements major system enhancements to comply with changes in law, government regulation, or industry practices. Processing fees shall be those host processing based fees for Services specifically excluding, but not limited to, out-of-pocket, pass-through, software licensing and equipment sale fees. Unless expressly provided to the contrary in this Agreement, any fees herein do not include out-of-pocket expenses for any service or product requested by and provided to the Client.

   (b) Additional Charges. Fees for pass-through expenses, such as telephone, microfiche, courier, and other similar charges incurred by Fiserv on Client's behalf shall be billed to Client at cost plus the applicable Fiserv service fee. Such pass-through expenses may be changed from time to time upon notification of a fee change from a vendor/provider.

   (c) Taxes. Fiserv shall add to each invoice, and Client shall pay, any sales, use, excise, value added, and other taxes and duties however designated that are levied by any taxing authority relating to the Fiserv Services. In no event shall Client be responsible for taxes based upon the net income of Fiserv.

   (d) Exclusions. The charges and fees set forth in the Exhibits do not include, and Client shall be responsible for, furnishing transportation or transmission of information between the Fiserv data center, Client's site or sites, and any applicable clearing house, regulatory agency, or Federal Reserve Bank.

   (e) Network Support Services. Network Support Services shall be rendered from Fiserv premises. Off-premise support will be provided upon Client's request on an as available basis at the then-current Fiserv time and materials rates, plus reasonable travel and living expenses.

   (f) Payment Terms. Fees for Fiserv Services are due and payable monthly upon receipt of invoice. Such invoice will contain:

     (i) all fixed fees for the current month applicable to each Service and/or Product;

     (ii) all other fees calculable up to the date of invoice; and

     (iii) sales or other taxes thereon.

   In the event any amounts due remain unpaid beyond the 15th day after payment is due, Client shall pay a late charge of 1.5% per month. Client agrees that it shall neither make nor assert any right of deduction or set-off from invoices submitted by Fiserv for Fiserv Services.

   5. Procedures for Use of Services. (a) Procedures. Client agrees to comply with any applicable regulatory requirements and with reasonable operating and access procedures for use of the Services established by Fiserv and furnished from time to time to Client.

   (b) Changes. Fiserv continually reviews and modifies the Fiserv systems used in the delivery of the Services (the "Fiserv System") to improve service and to assist the Client with its compliance with government regulations, if any, applicable to the data utilized in providing the Services. Fiserv reserves the right to make changes in the Services, including but not limited to operating procedures, the type of equipment or software resident at, and the location of the Fiserv data center.

   6. Client Obligations. (a) Input. Client shall be solely responsible for the input, transmission, or delivery to and from Fiserv of all information and data required by Fiserv to perform the Services unless Client has retained Fiserv to handle such responsibilities. The data shall be provided in a format and manner approved by Fiserv. Client will provide at its own expense or procure from Fiserv all equipment, computer software, communication lines, and interface devices required to access the Fiserv System. If Client has elected to provide such items itself, Fiserv shall provide Client with a list of compatible equipment and software; Fiserv reserves the
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right to charge Client its standard fee for recertification of the Fiserv System resulting from such election.

   (b) Client Personnel. Client shall designate appropriate Client personnel for training in the use of the Fiserv System, shall supply Fiserv with reasonable access to Client's site during normal business hours for Conversion Services and shall cooperate with Fiserv personnel in their performance of Services, including Conversion Services.

   (c) Use of Fiserv System. Client shall comply with any operating instructions on the use of the Fiserv System provided by Fiserv, shall review all reports furnished by Fiserv for accuracy, and shall work with Fiserv to reconcile any out of balance conditions. Client shall determine and be responsible for the authenticity and accuracy of all information and data submitted to Fiserv.

   (d) Forms, Supplies, Etc. Client shall furnish, or, if Fiserv agrees to so furnish, reimburse Fiserv for, any special forms, supplies, microfiche, or courier services applicable to the provision of Services.

   (e) Upon Termination or Expiration of Agreement. Client shall be responsible to pay the fees due under this Agreement until Fiserv has received written notice to delete Client's files from Fiserv's host. This provision shall survive the termination or expiration of this Agreement for any reason.

   7. Ownership and Confidentiality. (a) Client Information. Fiserv agrees to hold as confidential plans, customer lists, information, and other proprietary material ("Client Confidential Information") received from Client by Fiserv. "Client Confidential Information" shall also include information and data concerning the business and financial records of Client's customers prepared by or for Fiserv, or used in any way by Fiserv in connection with the provision of Fiserv Services. All Client Confidential Information shall remain the property of the Client, including master and transaction data files.

   Fiserv will use the same care and discretion to avoid disclosure of Client Confidential Information as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care. Fiserv may use Client Confidential Information for any purpose that does not violate such obligation of confidentiality. Fiserv may disclose Client Confidential Information to (i) its employees and employees of its affiliates who have a need to know; and (ii) any other party with Client's written consent. Before disclosure to any of the above parties, Fiserv will have a written agreement with such party sufficient to require that party to treat Client Confidential Information in accordance with this Agreement. Fiserv may disclose Client Confidential Information to the extent required by law. However, Fiserv agrees to give Client prompt notice and make a reasonable effort to obtain a protective order. The provisions of this paragraph survive any termination or expiration of this Agreement.

   No obligation of confidentiality applies to any Client Confidential Information that Fiserv (i) already possesses without obligation of confidentiality; (ii) develops independently; (iii) rightfully receives without obligation of confidentiality from a third party. No obligation of confidentiality applies to any Client Confidential Information that is, or becomes, publicly available without breach of this Agreement.

   (b) Fiserv Information. Client agrees to hold as confidential all plans, information, research, development, trade secrets, and business affairs (including that of any Fiserv client, supplier, or affiliate) and other proprietary material ("Fiserv Confidential Information") received by Client from Fiserv. "Fiserv Confidential Information" shall also include Fiserv's proprietary computer programs, including custom software modifications, software documentation and training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein. All Fiserv Confidential Information shall remain the property of Fiserv.

   Client will use the same care and discretion to avoid disclosure of Fiserv Confidential Information as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care. Client will not use Fiserv Confidential Information except in connection with Fiserv Services under this Agreement. Client may disclose Fiserv Confidential Information to (i) its employees who have a need to know; and (ii) any other party with Fiserv's written consent. Before disclosure to any of the above parties, Client will have a written agreement with such party sufficient to require that party to treat Fiserv Confidential Information in accordance with this Agreement. Client may disclose Fiserv Confidential Information to the extent required by law. However, Client agrees to give Fiserv prompt notice and make a reasonable effort to obtain a protective order. The provisions of this paragraph survive any termination or expiration of this Agreement.

   No obligation of confidentiality applies to any Fiserv Confidential Information that Client (i) already possesses without obligation of confidentiality; (ii) develops independently; (iii) rightfully receives without obligation of confidentiality from a third party. No
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obligation of confidentiality applies to any Fiserv Confidential Information that is, or becomes, publicly available without breach of this Agreement.

   (c) Fiserv System. The Fiserv System contains information and computer software that are proprietary and confidential information of Fiserv, its suppliers, and licensors. Client agrees not to attempt to circumvent the devices employed by Fiserv to prevent unauthorized access to the Fiserv System, including, but not limited to, alterations, decompiling, disassembling, modifications, and reverse engineering thereof.

   (d) Confidentiality of this Agreement. Fiserv and Client agree to keep confidential the prices, terms and conditions of this Agreement, without disclosure to third parties.

   8. Regulatory Agencies, Regulations and Legal Requirements. (a) Client Files. The records maintained and produced for Client in the performance of this Agreement (the "Client Files") may be subject to examination by such Federal, State, or other governmental regulatory agencies as may have jurisdiction over the Client's business to the same extent as such records would be subject if they were maintained by Client on its own premises. Client agrees that Fiserv is authorized to give all reports, summaries, or information contained in or derived from the data in the possession of Fiserv relating to Client when formally requested to do so by an authorized regulatory or government agency.

   (b) Compliance with Regulatory Requirements. Client agrees to comply with, and shall be responsible for complying with, applicable regulatory and legal requirements, if applicable, including without limitation:

     (i) submitting a copy of this Agreement to the appropriate regulatory agencies prior to the date Services commence;

     (ii) providing adequate notice to the appropriate regulatory agencies of the termination of this Agreement or any material changes in Services;

     (iii) retaining records of its accounts as required by regulatory authorities;

     (iv) obtaining and maintaining, at its own expense, any Fidelity Bond required by any regulatory or governmental agency; and

     (v) maintaining, at its own expense, such casualty and business interruption insurance coverage for loss of records from fire, disaster, or other causes, and taking such precautions regarding the same, as may be required by regulatory authorities.

   9. Warranties. (a) Fiserv Warranties. Fiserv represents and warrants that:

     (i)(A) Fiserv will perform Client's work accurately provided that Client supplies accurate data and follows the procedures described in all Fiserv documentation, notices, and advices; and (B) Fiserv personnel will exercise due care in the provision of Services. In the event of a processing or computational error caused by any Fiserv personnel, systems, or equipment, Fiserv shall correct the error and/or reprocess the affected report at no additional cost to Client and Client's exclusive remedy for such error shall be recomputation of affected accounts or items. Client agrees to supply Fiserv with a written request for correction of the error within seven (7) days after Client's receipt of the work containing the error. Work reprocessed due to errors in data supplied by Client, on Client's behalf by a third party, or by Client's failure to follow procedures set forth by Fiserv shall be billed to Client at the then current Fiserv time and material rates.

     (ii) it owns or has a license to furnish all equipment or software comprising the Fiserv System. Fiserv shall indemnify Client and hold it harmless against any claim or action that alleges that the use of the Fiserv System infringes a United States patent, copyright, or other proprietary right of a third party. Client agrees to notify Fiserv promptly of any such claim and grants to Fiserv the sole right to control the defense and disposition of all such claims. Client shall provide Fiserv with reasonable cooperation and assistance in the defense of any such claim.

THE WARRANTY STATED ABOVE IS A LIMITED WARRANTY AND IS THE ONLY WARRANTY MADE BY FISERV. FISERV DOES NOT MAKE, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF FISERV FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF FISERV SERVICES.

   (b) Client Warranties. Client represents and warrants that: (A) no contractual obligations exist that would prevent Client from entering into this Agreement; (B) it has requisite authority to execute, deliver, and perform this Agreement. Client will indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of (1) the use by
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Client of the Fiserv System in a manner other than that provided in this
Agreement or in the operating instructions supplied by Fiserv to Client and (2) any and all claims by third parties through Client arising out of the performance and non-performance of services by Fiserv, provided that the indemnity listed in clause (2) hereof shall not preclude Client's recovery of direct damages pursuant to the terms and subject to the limitations of this Agreement.

   10. Limitation of Liability. (a) General. IN NO EVENT SHALL FISERV BE LIABLE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING FROM CLIENT'S USE OF FISERV'S SERVICES, OR FISERV'S SUPPLY OF EQUIPMENT OR SOFTWARE, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT OR IN CONTRACT. CLIENT MAY NOT ASSERT ANY CLAIM AGAINST FISERV MORE THAN TWO (2) YEARS AFTER SUCH CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR ANY AND ALL CAUSES OF ACTION RELATING TO SERVICES SHALL BE LIMITED TO THE PROCESSING FEES PAID BY CLIENT TO FISERV FOR THE SERVICES RESULTING IN SUCH LIABILITY IN THE TWO (2) MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR A DEFAULT RELATING TO EQUIPMENT OR SOFTWARE SHALL BE LIMITED TO THE AMOUNT PAID FOR THE EQUIPMENT OR SOFTWARE.

   (b) Lost Records. If Client's records or other data submitted for processing are lost or damaged as a result of any failure by Fiserv, its employees, or agents to exercise reasonable care to prevent such loss or damage, the liability of Fiserv on account of such loss or damages shall not exceed the reasonable cost of reproducing such records or data from exact duplicates thereof in Client's possession.

   11. Disaster Recovery. (a) General. Fiserv maintains a disaster recovery service plan (the "Disaster Recovery Service Plan") for each Service provided by Fiserv. A "Disaster" shall mean any unplanned interruption of the operations of or inaccessibility to the Fiserv data center in which Fiserv, using reasonable judgment, requires relocation of processing to a primary recovery location. Fiserv shall notify Client as soon as possible after it deems a service outage to be a Disaster. Fiserv shall move the processing of Client's standard on-line services to a primary recovery location as expeditiously as possible and shall coordinate the cut-over to back-up telecommunication facilities with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the primary recovery location. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent adequate capacity exists at the primary recovery location and only after stabilizing the provision of base on-line services.

   (b) Data Communications. Fiserv shall work with Client to establish a plan for alternative data communications in the event of a Disaster. Client shall be responsible for the costs of these communications.

   (c) Annual Test. Fiserv shall test its Disaster Recovery Service Plan annually. Client agrees to participate in and assist Fiserv with such test, if requested by Fiserv. Test results will be made available to Client's management, regulators, internal and external auditors, and Client's insurance underwriters, upon request.

   (d) Client Plans. Fiserv agrees to release the information necessary to allow Client to develop a disaster contingency plan that operates in concert with the Disaster Recovery Service Plan.

   (e) No Warranty. Client understands and agrees that the Disaster Recovery Service Plan is designed to minimize, but not eliminate, risks associated with a Disaster affecting the Fiserv data center supplying the Services. Fiserv does not warrant that service will be uninterrupted or error free in the event of a Disaster; no performance standards shall be applicable for the duration of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance as necessary for Client's protection.

   12. Termination. (a) Material Breach. Except as provided elsewhere in this
Section 12, either party may terminate this Agreement in the event of a material breach by the other party not cured within ninety (90) days following written notice stating, with particularity and in reasonable detail, the nature of the claimed breach. Remedies contained in this Section 12 (a) are cumulative and are in addition to the other rights and remedies available under this Agreement or otherwise.

   (b) Bankruptcy or Insolvency. Either party may terminate this Agreement in the event the other party commits an act of bankruptcy or becomes the subject of any proceeding under the Bankruptcy Act or becomes insolvent or if any substantial part of a party's property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency. Remedies contained in this Section 12 (b) are cumulative and are in addition to the other rights and remedies available under this
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Agreement or otherwise.

   (c) Failure to Pay. In the event any invoice remains unpaid by Client fifteen
(15) days after its due date, or Client has deconverted any of its data from the Fiserv System without prior written consent from Fiserv, Fiserv, at its sole option, may terminate this Agreement and/or Client's access to and use of the Fiserv Services. In such an event, Fiserv shall be entitled to recover from Client as liquidated damages an amount equal to the present value of all payments remaining to be made hereunder for the remaining term of the Initial Term or any renewal term of this Agreement. For purposes of the preceding sentence, present value shall be computed using the "prime" rate (as published in the Wall Street Journal) in effect at the date of termination and "all payments remaining to be made" shall be calculated based on the average bills for the three (3) months immediately preceding the date of termination. Client agrees to reimburse Fiserv for any expenses Fiserv may incur, including reasonable attorneys' fees, in taking any of the foregoing actions. Any invoice submitted by Fiserv shall be deemed correct unless Client provides written notice to Fiserv within fifteen (15) days of the invoice date specifying the nature of the disagreement.

   (d) Merger. In the event of a merger between Client and another organization in which (A) Client is not the surviving organization, (B) where the other organization is not currently a user of Fiserv services similar to the Services being provided hereunder, and (C) Client shall convert from Fiserv's Services directly to the surviving organization, Fiserv will allow an early termination of this Agreement upon the following terms and conditions:

     (i) Written notice must be given six (6) months in advance, specifying the deconversion date;

     (ii) Fiserv may specify a deconversion date (not more than thirty (30) days after the requested deconversion date), based on its previous commitments and work loads; and

     (iii) Fiserv may charge a termination fee based on the remaining unused term of this Agreement, the amount to be determined by multiplying the Client's average monthly invoice (using the three months immediately preceding Fiserv's receipt of written notice) by seventy-five (75) percent times the remaining months of the term, plus any unamortized conversion fees or third party costs existing on Fiserv's books on the date of deconversion.

   (e) Termination Fee not a Penalty. Client understands and agrees that Fiserv losses incurred as a result of early termination of the Agreement would be difficult or impossible to calculate as of the effective date of termination since they will vary based on, among other things, the number of clients using the Fiserv System on the date the Agreement terminates. Accordingly, the termination fee amount represents Client's agreement to pay and Fiserv's agreement to accept as liquidated damages (and not as a penalty) such amount for any such Client termination for merger.

   (f) Return of Data Files. Upon expiration or termination of this Agreement, Fiserv shall furnish to Client such copies of Client's data files ("Client Files") as Client may request in Fiserv's standard machine readable format form along with such information and assistance as is reasonable and customary to enable Client to deconvert from the Fiserv System, provided, however, that Client consents and agrees and authorizes Fiserv to retain Client Files until
(i) Fiserv has been paid in full for all Services provided hereunder through the date such Client Files are returned to Client, and has been paid any and all other amounts that are due or will become due under this Agreement, including, but not limited to, data communication lease obligations, if any; (ii) Fiserv has been paid its then standard rates for providing the services necessary to return such Client Files; (iii) if this Agreement is being terminated, Fiserv has been paid any applicable termination fee pursuant to subsection (c), or (d) above; and (iv) Client has returned to Fiserv all Fiserv Confidential Information if requested by Fiserv. Unless directed by Client in writing to the contrary, Fiserv shall be permitted to destroy Client Files any time after thirty (30) days from the final use of Client Files for processing.

   (g) Miscellaneous. Client understands and agrees that Client is responsible for the deinstallation and return shipping of any Fiserv-owned equipment located on Client's premises. Prior to termination of this Agreement, Client shall promptly reimburse Fiserv for the cost of any preprinted statements, checks, or any other forms that Fiserv has prepared specifically for the Client and has on hand at the termination of this Agreement.
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         13. Arbitration. (a) General. Except with respect to disputes arising from a misappropriation or misuse of either party's proprietary rights, any dispute or controversy arising out of this Agreement, or its interpretation, shall be submitted to and resolved exclusively by arbitration under the rules then prevailing of the American Arbitration Association, upon written notice of demand for arbitration by the party seeking arbitration, setting forth the specifics of the matter in controversy or the claim being made. The arbitration shall be heard before an arbitrator mutually agreeable to Client and Fiserv; provided, that if Client and Fiserv cannot agree on the choice of an arbitrator within ten (10) days after the first party to seek arbitration has given written notice, then the arbitration shall be heard by three arbitrators, one to be chosen by Client, one to be chosen by Fiserv, and the third to be chosen by those two arbitrators. A hearing on the merits of all claims for which arbitration is sought by either party shall be commenced not later than sixty
(60) days from the date of demand made by the first party seeking arbitration. The arbitrator(s) must render a decision within ten (10) days after the conclusion of such hearing. Any award in such arbitration shall be final and binding upon the parties and the judgment thereon may be entered in any court of competent jurisdiction.

         (b) Applicable Law. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16. The arbitrators shall apply the substantive law of the State of Wisconsin, without reference to provisions relating to conflict of laws. The arbitrators shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement, nor to rule upon or grant any extension, renewal, or continuance of this Agreement. The arbitrators shall have the authority to grant any legal remedy available had the parties submitted the dispute to a judicial proceeding.

         (c) Situs. If arbitration is required to resolve any disputes between the parties, the proceedings to resolve the dispute shall be held in Milwaukee, Wisconsin, or, in the alternative, Fiserv's primary business location.

         14. Insurance. Fiserv carries the following types of insurance policies written by a carrier or carriers rated "A" or above by Best:

                  (i) Comprehensive General Liability in an amount not less than $1 million per occurrence for claims arising out of bodily injury and property damage;

                  (ii) Commercial Crime covering employee dishonesty in an amount not less than $5 million;

                  (iii) All-risk property coverage including Extra Expense and Business Income coverage; and

                  (iv) Workers Compensation as mandated or allowed by the laws of the state in which the services are being performed, including $500,000 coverage for Employer's Liability.

         15. Audit. Fiserv employs an internal auditor responsible for ensuring the integrity of its data processing environments and internal controls. In addition, Fiserv provides for periodic independent audits of its operations. Fiserv shall provide Client with a copy of the audit of the Fiserv data center serving Client within a reasonable time after its completion and shall charge each client a fee based on the pro rata cost of such audit. Fiserv shall also provide a copy of such audit to the appropriate regulatory agencies, if any, having jurisdiction over Fiserv's provision of Services hereunder.

         16. General. (a) Binding Agreement. This Agreement is binding upon the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest may be sold, assigned, transferred, pledged or otherwise disposed of by Client, whether pursuant to change of control or otherwise, without the prior written consent of Fiserv. Client agrees that Fiserv may subcontract any of the Services to be performed under this Agreement. Any such subcontractors shall be required to comply with all of the applicable terms and conditions of this Agreement.

         (b) Entire Agreement. This Agreement, including its Exhibits, which are expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto. Modifications of this Agreement must be in writing and signed by duly authorized representatives of the parties. Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party not embodied herein. In the event any of the provisions of any Addendum or Exhibit hereto are in conflict with any of the provisions of
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this Agreement, the terms and provisions of this Agreement shall control unless the Addendum or Exhibit in question expressly provides that its terms and provisions shall control.

         (c) Severability. If any provision of this Agreement is held to be unenforceable or invalid, the other provisions shall continue in full force and effect.

         (d) Governing Law. This Agreement will be governed by the substantive laws of the State of Wisconsin, without reference to provisions relating to conflict of laws. By entering into this Agreement, Fiserv agrees that the Office of Thrift Supervision, FDIC, or other regulatory agencies having authority over Client's operations shall have the authority and responsibility provided to the regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867(C) relating to services performed by contract or otherwise.

         (e) Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts reasonably beyond the control of that party.

         (f) Notices. Any written notice required or permitted to be given hereunder shall be given by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) by confirmed facsimile; or (iii) by nationally recognized courier service to the other party at the addresses listed on the cover page of this Agreement or to such other address or person as a party may designate in writing.

         (g) No Waiver. The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as the waiver of any subsequent default of a similar nature.

         (h) Financial Statements. Fiserv shall provide Client and the appropriate regulatory agencies who so require a copy of Fiserv, Inc.'s audited consolidated financial statements.

         (i) Prevailing Party. The prevailing party in any arbitration, suit, or action brought against the other party to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs, expenses, and attorneys' fees of bringing such arbitration, suit, or action.

         (j) Survival. All rights and obligations of the parties under this Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date indicated below.




Fiserv Solutions, Inc.

                                          Community National Bank of New Jersey


By:    James C. Puzniak                   By:    Kevin L. Kutcher
-------------------------------------     -------------------------------------

Name : James C. Puzniak                   Name:  Kevin L. Kutcher
-------------------------------------     -------------------------------------

Title: President                          Title: Executive Vice President
-------------------------------------     -------------------------------------

Date:  November 12, 1996                  Date:  November 7, 1996
-------------------------------------     -------------------------------------

ADDENDUM made as of even date to AGREEMENT dated as of November 1, 1996 between Fiserv Solutions, Inc. ("Fiserv"), and Community National Bank of New Jersey ("Client").

1.       INTEGRATION.

The Agreement (the "Contract") to which this Addendum is attached and this Addendum together constitute a binding agreement (the "Agreement") between Fiserv and Client in accordance with the terms of the Contract and this Addendum. In the event of a conflict or inconsistency between the terms of the Contract and the terms of this Addendum, the terms of this Addendum shall control.

2.       ACCOUNT PROCESSING SERVICES.

Fiserv will provide Client with the following Account Processing Services at the fees and prices indicated:

(a) For an Account Processing Services Fixed Monthly Fee of $13,913.00 Fiserv agrees to provide and Client agrees to pay for the Services listed on Exhibit A
- 1 with a "B" marked in the left margin, which is hereby incorporated by this reference. All other Services provided hereunder shall be provided to the Client upon reasonable request at then current pricing and in accordance with this Agreement.

(b) Fee Adjustment Factors:

The delivery of the Services involves factors and risks that may increase Fiserv's cost of providing such Services. Notwithstanding the foregoing, Fiserv agrees to limit increases in its fees for those Services included in the Account Processing Services Fixed Monthly Fee as follows:

Inflation: Fiserv agrees not to increase the Account Processing Services Fixed Monthly Fee for inflation until December 31, 1997. Beginning January 1, 1998 and annually thereafter, Fiserv reserves the right to adjust such fee using the lesser of six percent (6%) or the annual increase in the U.S. Department of Labor Consumer Price Index ("CPI"). Fiserv shall use the change in the latest published index for the previous twelve months.

Volume Adjustment. For on-going volume related fee adjustments, the following categories will be measured:

Demand Deposit Transactions

Total open Demand, Savings, and Time Deposit Accounts

Total open Retail (Installment, Line of Credit and Mortgage) Accounts and Commercial Loan Notes

In the event that the Client's volumes increase during the term of this Agreement, Fiserv shall limit any increase to the Account Processing Services Fixed Monthly Fee in accordance with the following:

(i) Annually throughout the term of this Agreement, in the event that the Client's then current volume for those categories listed above exceeds the volumes as of the prior year end by more than ten percent (10%), the Account Processing Services Fixed Monthly Fee shall be increased by the difference between the percentage of actual volume growth and 10%. For this comparison, volumes shall be determined by averaging the actual volumes of the final three
(3) months of each respective calendar year, and the percentage of actual volume growth, if any, shall be determined on an average percentage difference basis, whereby percentage differences (current over prior year) for each category above shall be individually calculated and then averaged.

(ii) In the event that the Client (i) acquires other financial institutions or branches or portfolios of accounts for which Fiserv will provide data processing services under the terms and conditions of this Agreement or (ii) elects to have Fiserv provide data processing services to existing affiliates other than the aforementioned under the terms and conditions of this Agreement, the Fixed Monthly Fee shall be increased upon the conversion of each such acquisition or affiliate. Such increase(s) shall be calculated in accordance with (i) above without allowance by comparing converted volumes to the actual volumes in the month prior to the conversion.

(c) Conversion Services. FIserv agrees to provide conversion services on a quote basis. Out-of-pocket expense will be invoiced as incurred. A more detailed outline of the responsibilities of the parties with respect to conversions is contained in the Conversion Requirements Document.

3.       OTHER AGREED FEE TERMS.

(a) Fiserv agrees to waive the conversion/set-up fees for On-Line General Ledger ($1,000), Deluxe Check Ordering ($250) and Account Analysis ($3,500).

(b) Fiserv agrees to waive the minimum monthly processing fee for Account Analysis and Account Reconciliation.

(c) Data Access Service is included in the Account Processing Services Fixed Monthly Fee up to $800 per month.

(d) Fiserv agrees to reduce the license fee for Fiserv's Account Sales and Teller System ("FAST") to $1,155 per workstation for those workstations installed during calendar 1997 provided, however, that the Client execute a license agreement with Fiserv for such workstations by March 31, 1997.

4.       AGREED CONTRACT CHANGES.

(a) Fiserv agrees that it shall provide the Client with notice of at least eighteen (18) months prior to the expiration of the Initial Term that the Agreement will automatically renew pursuant to Contract Section 1 unless the Client provides the required notice to Fiserv of its intention not to renew.

(b) The parties agree that the payment terms in effect prior to this Agreement shall remain in effect through December 31, 1996 and that the payment terms in Contract Section 4(f) shall become effective January 1, 1997.

(c) Contract Section 12(c) is hereby modified by striking in every instance the word and number "fifteen (15)" and inserting in their place the word and number "thirty (30)".

(d) Contract Section 12(d)(iii) is hereby modified by striking the word and number "seventy-five (75)" and inserting in their place the word and number "sixty (60)".

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, to be effective as of the first date written above.




Fiserv Solutions, Inc.

                                          Community National Bank of New Jersey


By:     James C. Puzniak                  By:    Kevin L. Kutcher
-------------------------------------     -------------------------------------

Name :  James C. Puzniak                  Name:  Kevin L. Kutcher
-------------------------------------     -------------------------------------

Title:  President                         Title: Executive Vice President
-------------------------------------     -------------------------------------

Date:   Novrmber 12, 1996                 Date:  November 7, 1996
-------------------------------------     -------------------------------------

                     Exhibit A - Account Processing Services

         Client agrees with Fiserv as follows: 1. Services. Fiserv will provide Client and Client accepts the Account Processing Services (the "Account Processing Services") specified in the Account Processing Services Fee Schedule attached as Exhibit A - 1 hereto marked with a "B" in the left margin, which represents that the Service is included in the Account Processing Services Fixed Monthly Fee. Other Services therein shall be provided when requested by Client and accepted by Fiserv.

         2. Fees. Client shall pay Fiserv the fees for the Account Processing Services as specified herein. Other Services therein shall be paid for when received by Client and in accordance with this Agreement.

         3. Responsibility for Accounts. Client shall be responsible for balancing its accounts each business day and notifying Fiserv immediately of any errors or discrepancies. Provided that Client immediately notifies Fiserv of any discrepancy in Client's accounts, Fiserv shall, at its expense, promptly recompute accounts affected by discrepancies solely caused by Fiserv computer or software systems or provide for another mutually agreeable resolution. Fiserv will use its commercially reasonable efforts to correct errors attributable to Client or other third party servicers of Client.

         4. Reconstruction of Error Conditions. Reconstruction of error conditions attributable to Client or to third parties acting on Client's behalf will be done at prevailing rates as set forth in Exhibit A - 1.

         5. Software Modifications. (a) Custom Programming. Fiserv will develop a preliminary estimate of the anticipated man hours and costs plus or minus fifty (50) percent associated with the implementation of said change. This estimate will be returned to Client within four (4) weeks. Written acceptance by Client to proceed with the project will be required prior to beginning the final specifications. Fiserv will assign a projected completion date to the project, provided no additional changes or modifications to the original specifications occur once the project is in development.

         (b) Regulatory Software Changes. Software changes required by government bodies will be quoted in accordance with subsection (a) above and such costs will be distributed to all data center clients on an equitable basis.

         (c) Major Software Enhancements. All major software enhancements will be subject to additional charges for processing and development in accordance with Exhibit A - 1 hereto. Fiserv is under no obligation to upgrade its software during the term of this Agreement.

         6. Protection of Data. For the purpose of compliance with applicable government regulations, Fiserv has developed an operations backup center, for which Client has agreed to pay the charges indicated in Exhibit A - 1. Fiserv tests the procedure periodically to ensure the data center's compliance. Copies of transaction files are maintained by Fiserv off premises in secured vaults.

         7. Processing Priority. Fiserv does not subscribe to any processing priority; all users received equal processing consideration.

         IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to the Agreement to be initialed by their duly authorized representatives below.

------------------------------------------
      Fiserv                Client
Initials: JCP         Initials:
                      KLK
------------------------------------------




------------------------------------------

                                    Exhibit A

------------------------------------------------------------------------------------------------------------------------------------
BUNDLED       SYSTEM OR SERVICE                                 UNIT PRICE                       DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
              Account Analysis

B             Per Account                                       $     0.30          Per account/month for first 1,000
                                                                $     0.10          Per account/month for all accounts over 1,000
                                                                $   300.00          Minimum/month

B             History Retention                                 $   100.00          Per month
------------------------------------------------------------------------------------------------------------------------------------
              Account Reconcilement

*             Per Item                                          $   0.0250          Per item/month for first
              *Monthly minimum fee is waived,                                       100,000 items
              charge only on a per item basis                   $   0.0225          Per item/month for next
                                                                                    100,000 items
                                                                $   0.0200          Per item/month for next
                                                                                    100,000 items
                                                                $   0.0175          Per item/month for all items
                                                                                    over 300,000

                                                                $   100.00          Minimum per month

B             History Retention                                 $   100.00          Per month
------------------------------------------------------------------------------------------------------------------------------------
              Atchley Systems
              Comply/CTR (Large Currency)                       Quote               Contact Relationship
              Comply/Wire                                                           Manager - Set-up and
                                                                                    Support fees subject to
                                                                                    vendor prices
------------------------------------------------------------------------------------------------------------------------------------
              Automated Clearinghouse

B             Receiving Transactions                            $     0.07          Per item/month
                                                                $    50.00          Minimum/month

              Origination Transactions                          $     0.07          Per item/month

              RJE Origination                                   $     5.00          Per file per month

              PDMs (Company Processing)                         $    25.00          Per company/month

              Tape Conversion                                   $   750.00          Per conversion

              ATM/POS File Processing                           $   100.00          Per set-up

              Daily Transmissions (From ATM                     $   100.00          Per month/transmission site
              switches and/or Clearing Houses)

B             Automated Returns                                 $     0.50          Per item

              Notification of Change                            $     0.02          Per item

B             Direct Line Receiving from Fed                    $     5.00          Per file/day
                                                                $   400.00          Maximum/month

B             Direct Line Origination to Fed                    $     7.50          Per file/month

              Payroll Processing                                $    10.00          Per  file/month

B             Stop Payments/DNE                                 $    50.00          Per month for either or both
                                                                                    per institution

              FEDI Receiving                                    $    50.00          Per month

              FEDI Origination:
               - Customer Set-up                                $   200.00          Per customer of institution
               - Customer Statement Set-up                      $   100.00          Per customer of institution
               - Per Record                                     $     0.25          Per NACHA 7 record
                                                                $    50.00          Minimum NACHA record
                                                                                    charge per month

              EPA (Electronic Payment                           $   250.00          Set-up per institution
              Authorization)                                    $   100.00          per month per institution

              Automated Clearinghouse (cont.)

              Risk                                              $   250.00          Set-up per institution
                                                                $   100.00          per month per institution
                                                                $    25.00          Per company/month
                                                                                    (Company Processing)

------------------------------------------------------------------------------------------------------------------------------------
              Audit Confirmation Reports

B             Set-up Charge                                     $    35.00          Per request

B             More Than 10% Confirmed                           $     0.30          Per positive confirmation
                                                                $     0.25          Per negative confirmation

B             Less than 10% confirmed                           $     0.02          Per account on file/request

B             Per request maximum                               $   500.00          Per request/month
------------------------------------------------------------------------------------------------------------------------------------
              Automated Returns

B             Inquiry only                                      $   200.00          Per month

              PETS Interface                                    $   300.00          Per month/institution
                                                                $   600.00          Maximum/relationship
------------------------------------------------------------------------------------------------------------------------------------
              Balance File Transmissions                        $   250.00          Per application/month
------------------------------------------------------------------------------------------------------------------------------------
              Bulk Filing

B             Base                                              $   175.00          Per month per institution

B             Per Transaction                                   $    0.002          Per month per DD
                                                                                    transaction
------------------------------------------------------------------------------------------------------------------------------------
              BSG Software                                      Quote               Contact Relationship
                                                                                    Manager
------------------------------------------------------------------------------------------------------------------------------------
              Central Marketing File

B             Standard Build                                    $   100.00          Monthly or quarterly file
                                                                                    build - standard options
                                                                                    (primary holders and open
                                                                                    accounts)

              Special Options Build                             $   250.00          Per run

              Off-Cycle Build                                   $   500.00          Per run (other than
                                                                                    scheduled cycle)

              Peer Group Reporting                              $   220.00          Annual peer group reports
                                                                                    (All CMF pricing excludes
                                                                                    tape charges)
------------------------------------------------------------------------------------------------------------------------------------
              Central Reference File

B             CRF Accounts (Alpha-Keys)                         $     .110          Per account/month for first
                                                                                    50,000 accounts
                                                                $     .090          Per account/month for next
                                                                                    50,000 accounts
                                                                $     .075          Per account/month for next
                                                                                    100,00 accounts
                                                                $     .060          Per account/month for all
                                                                                    accounts over 200,000

              Address Labels                                    $    10.00          Per 1,000 accounts per
                                                                                    request

              9-Digit Zip Code (ZIP+4)                          $    10.00          Per 1,000 records one-time setup
                                                                $     7.50          Per 1,000 records/run

              CRF Miscellaneous Accounts                        $     .025          Per account/month
              (Non-Fiserv Applications)                         $    25.00          Minimum/month
                                                                $   500.00          Maximum/month

              Alpha-Key Merge                                   $   350.00          Per request/institution

              GEO Code                                          $   500.00          Per request/institution
                                                                $     5.50          Per 1,000 records processed

              SQN Interface                                     $ 5,000.00          One-Time Setup per
                                                                                    institution; standard format
                                                                                    Professional services fees
                                                                                    apply to customization
                                                                $   150.00          Per month per institution for
                                                                                    monthly interface
                                                                $   300.00          Per month per institution for
                                                                                    weekly interface
                                                                $   350.00          Per month per institution for
                                                                                    daily interface
------------------------------------------------------------------------------------------------------------------------------------
              Combined Interest

B             Per Account (1099s and 1098s)                     $     0.16          Per account/year

B             W-8/W-9                                           $     0.05          Per notice produced

B             On-Line Corrections                               $     1.50          Per correction/month

B             B-Notices                                         $   300.00          Report produced from tape
                                                                $   500.00          Data entry module
                                                                $ 1,000.00          Full tape processing
                                                                                    Above excludes any special
                                                                                    programming
------------------------------------------------------------------------------------------------------------------------------------
B             Commercial Loans Plus                             $     2.00          Per note/month
------------------------------------------------------------------------------------------------------------------------------------
              Consulting Services                               Quote               Contact Relationship
                                                                                    Manager
------------------------------------------------------------------------------------------------------------------------------------
              Coupon Books                                                          Quoted by vendor
------------------------------------------------------------------------------------------------------------------------------------
B             Credit Bureau Reporting                           $    50.00          Per credit bureau/month
              (INCLUDES 1 CREDIT BUREAU)
------------------------------------------------------------------------------------------------------------------------------------
              CRISP Interface                                   $   400.00          Per month for first user institution
                                                                $   300.00          Per month for each additional user
                                                                                    institution
------------------------------------------------------------------------------------------------------------------------------------
              Custom Interfaces

              Set-Up                                            $   100.00          Per recurring transmission site established
                                                                                    Professional Services fees additional

              Incoming Transmissions                            $    50.00          Per transmission if reformat required
                                                                $   250.00          Maximum per month per custom interface

              Outgoing Transmissions                            $    50.00          Per transmission
                                                                $   250.00          Maximum per month per custom interface
------------------------------------------------------------------------------------------------------------------------------------
              Customer Reporting System

              Deliver Point Bar Coding (DPBC)                   $ 2,000.00          One-Time Professional Services Fee
                                                                $      .01          Per month per document for which DPBC is printed
                                                                $   100.00          Minimum/month
------------------------------------------------------------------------------------------------------------------------------------
              Data Access Service (DAS)

B up to       Per Record/Report                                 $     2.00          Per 1,000 records on reports not requiring
$384                                                                                CRF
with                                                            $     2.50          Per 1,000 records on reports requiring
add'l                                                                               CRF (CRF available only on weekends)
$416                                                            $     2.50          Label production rate per 1,000 records
fee per                                                               1.20          Factor applied to download requests
month                                                                               (Records equal sum of read plus
                                                                                    written/printed)
                                                                $    40.00          Minimum/report
                                                                $   250.00          Maximum/report

              Storage                                           $     1.00          Per month for each request stored for re-
                                                                                    execution

              Weekend Discounts                                         30%         Discount applied to first $200 in weekend
                                                                                    reports
                                                                        40%         Discount applied to next $300
                                                                        50%         Discount applied to next $500
                                                                        60%         Discount applied to all over $1,000
------------------------------------------------------------------------------------------------------------------------------------

V             Data Communications                               Quote               Circuits, equipment and network support -
                                                                                    as quoted by / through vendors
------------------------------------------------------------------------------------------------------------------------------------
              Deconversion                                      $ 5,000.00          Base per institution
                                                                $   200.00          Per tape produced
                                                                $   250.00          For production of wipe-off DD statements
                                                                                    Above rates exclude requested Fiserv
                                                                                    professional services and out-of-pocket
                                                                                    expenses
------------------------------------------------------------------------------------------------------------------------------------
              Deluxe One Network

              Set-up                                            $   250.00          Per institution
                                                                    500.00          Maximum per relationship

B             Access                                            $    50.00          Per institution/month
                                                                $   150.00          Maximum per relationship/month
------------------------------------------------------------------------------------------------------------------------------------
              Demand Deposits

B             Transactions Processed                            $    0.018          Per transaction/month for first 300,000
                                                                $    0.017          Per transaction/month for next 300,000
                                                                $    0.016          Per transaction/month for next 400,000
                                                                $    0.015          Per transaction/month for next 400,000
                                                                $    0.014          Per transaction/month for next 400,000
                                                                $    0.013          Per transaction over 1,800,000
                                                                $   450.00          Minimum/month

B             Account Maintenance                               $    0.075          Per account/month

B             Interest Bearing Accounts                         $    0.145          Per open account/month
                                                                $    75.00          Minimum/month
                                                                $     0.05          Per closed account/month

B             Draft Items                                       $     0.05          Per transaction/month
                                                                $     0.02          Per notice/month

B             Automatic Transfers                               $     0.05          Per transaction/month
                                                                     50.00          Minimum/month
                                                                $     0.02          Per notice/month

B             Sweep Transactions                                $     0.05          Per transaction/month
                                                                     50.00          Minimum/month
                                                                $     0.02          Per notice/month

B             History Retention:
                - Seven Day                                     $   100.00          Per institution /month
                - Extended                                      $   100.00          Per institution/month, incremental to seven
                                                                                    day fee

B             Combined Balance Service Charge                   $    75.00          Per institution/ month

B             Kiting Suspect Report                             $    50.00          Per institution/month

B             Mutual Funds Sweep                                $   400.00          Per institution/month
                                                                $   800.00          Maximum/relationship

B             Statement Zip Code Sort                           $     0.01          Per zip code sorted statement /month

              Service Charge Routine Setup                      Quote               Professional services fees apply

B             Service Charge Routine Change                     Quote               Professional services fees apply

              Accrual Adjustment Program                        $   200.00          Per request first day plus $50 each
                                                                                    additional day after first day

              Demand Deposits (cont.)

              Account Number Production                         $    25.00          Set-up per request
                                                                $     5.00          Per 1,000 account numbers produced

              Check Processing Descending Order                 $ 2,000.00          Set-up per institution
                                                                $ 4,000.00          Maximum per relationship

B             Overnight Investments                             $   300.00          Per month, first institution
                                                                $   150.00          Per month, each additional institution
                                                                $   600.00          Maximum/relationship
------------------------------------------------------------------------------------------------------------------------------------
              Electronic Banking

              Flex-Phone VRU                                    Quote               Contact Relationship Manager for System
                                                                                    quotes

              Bill Payment Accounts                             $     1.00          Per account/month

              Non-Bill Payment Accounts                         $     0.05          Per account/month
                                                                $   250.00          Minimum account processing/month

              By-Line Telephone Banking                         $   400.00          Per month - 0 - 750 calls answered
                                                                $   700.00          Per month - 751 - 10,000 calls answered
                                                                $   900.00          Per month - 10,001 - 15,000 calls
                                                                                    answered
                                                                $ 1,100.00          Per month - 15,001 - 20,000 calls
                                                                                    answered

                                                                                    Pricing for call volumes over 20,000 quoted

                                                                                    Above pricing excludes costs of 800 number
                                                                                    access

              AutoOpen Feature                                  $     0.50          Per account opened

              Business Account Manager                          $   750.00          One-Time Setup
                                                                                    Includes access to Fiserv's Bill Payment
                                                                                    service
               - By-Line Users                                  $    12.00          Per BAM account/month (excludes costs
                                                                                    of 800 number access)
                                                                $   150.00          Minimum/month
               - Flex-Phone Users                               $     2.00          Per BAM account/month
------------------------------------------------------------------------------------------------------------------------------------
B             Escrow Management

              Set-up                                            $ 5,000.00          Per institution
                                                                $10,000.00          Per relationship maximum

              Rent Security                                     $   100.00          Per month

              Principal / Escrow                                $    75.00          Per month

              IOLA Reporting                                    $    50.00          Per month

                                                                $   200.00          Per month for all three modules
------------------------------------------------------------------------------------------------------------------------------------
              FAST Branch Automation                            Quote               Contact Relationship Manager
------------------------------------------------------------------------------------------------------------------------------------
              General Ledger

B             Base                                              $   400.00          Per institution/month

B             Account Centers                                   $    0.235          Per account/month for first 1,000
                                                                                    accounts
                                                                $    0.155          Per account/month for next 1,000
                                                                                    accounts
                                                                $    0.105          Per account/month for all accounts over
                                                                                    2,000

B             Transactions                                      $    0.025          Per transaction/month for first 5,000
                                                                                    accounts
                                                                $    0.014          Per transaction/month for next 5,000
                                                                                    accounts
                                                                $    0.006          Per transaction/month for all accounts over
                                                                                    10,000

B             Budget:
                - Current and Next Year Module                  $    50.00          Per institution/month
                - Working Year Optional Selection               $    25.00          Per institution/month
                - Prior Year Optional Selection                 $    25.00          Per institution/month

B             Application Interface                             $    50.00          Per application
                                                                                    interfaced/institution/month

B             Recurring Entries                                 $    10.00          Per batch/month

              Daily Custom Reports                              $   100.00          Per report/month (first report free)

              Transaction Journal                               $   250.00          Per journal (quarterly frequency)

              Interface Custom Reports:
                - Report Set-up                                 $    25.00          Per report set-up requested
                - Report Generation                             $   100.00          Per report generated/month (first report
                                                                                    free)

B             Interface Extract                                 $   100.00          Per application/month

              On-Line System:
B               - Set-up                                        $ 1,000.00          One-time for set-up
B               - Monthly Budget                                $   100.00          Per institution/month for current and next
                                                                                    year module
                                                                $    25.00          Per institution/month for working year
                                                                                    optional selection
                                                                $    25.00          Per institution/month for prior year
                                                                                    optional selection

B               - Transaction History                           $   500.00          One-time for set-up (waived if set-up at
(SET-UP)                                                                            same time as on-line set-up)
B                                                               $    50.00          Per institution/month for 14 day history
B                                                               $   150.00          Per institution/month for 45 day history
------------------------------------------------------------------------------------------------------------------------------------
              Global Access Manager                             Quote               Contact Relationship Manager
------------------------------------------------------------------------------------------------------------------------------------
B             Host Disaster Contingency Planning                $   750.00          Per institution/year for assets $0 to
                                                                                    $100mm
                                                                $ 1,500.00          Per institution/year for assets $101 to
                                                                                    $200mm
                                                                $ 2.250.00          Per institution/year for assets $201 to
                                                                                    $300mm
                                                                $ 3,000.00          Per institution/year for assets $301 to
                                                                                    $400mm
                                                                $ 3,750.00          Per institution/year for assets over
                                                                                    $400mm
                                                                $ 6,000.00          Maximum/relationship/year
------------------------------------------------------------------------------------------------------------------------------------
B             Host/RJE Site Support                             $   100.00          Per month/site
------------------------------------------------------------------------------------------------------------------------------------
B             Hot Site Support                                  $   100.00          Per month/site
------------------------------------------------------------------------------------------------------------------------------------
              InformEnt Data Collection                         Quote               Contact Relationship Manager
------------------------------------------------------------------------------------------------------------------------------------
              Late Payment Interest Charge                             1.5%         Of outstanding past due balance
------------------------------------------------------------------------------------------------------------------------------------
B             Maturity Analysis Reporting

B             Monthly Reporting                                 $   350.00          Per institution/month

              Quarterly Reporting                               $   400.00          Per institution/quarter

B             Downline Loading                                  $    50.00          Per institution/month or quarter

B             MARSFLEX Sorting Criteria                         $    50.00          Per report (first report free)
------------------------------------------------------------------------------------------------------------------------------------
              Microfiche
                                                                $     0.95          Per original produced
                                                                $     0.17          Per copy produced
                                                                $     1.00          Hardcopy per frame requested
------------------------------------------------------------------------------------------------------------------------------------
              Microlink
                                                                $    30.00          Per institution Base/month
                                                                $     7.50          Per access
------------------------------------------------------------------------------------------------------------------------------------
n/a           Minimum Processing Fee                            $ 5,000.00          Per month; excluding third party billings
------------------------------------------------------------------------------------------------------------------------------------
              On-Line Collections                               $     0.60          Per active account/month
                                                                $     0.11          Per inactive account/month
------------------------------------------------------------------------------------------------------------------------------------
              PC Interface Support                              $   100.00          Per month, includes support for PC
                                                                                    Services Package, SimWare and/or XCOM,
                                                                                    excludes third party software, maintenance
                                                                                    and CompuServe access time.
------------------------------------------------------------------------------------------------------------------------------------
              Platform Automation Support

B             Third Party All Vendor Systems                    $   100.00          Per month
------------------------------------------------------------------------------------------------------------------------------------
B             Presentment Items

B             Per Account                                       $     0.25          Per account/month for first 1,000
                                                                                    accounts
                                                                $     0.05          Per account/month for accounts over
                                                                                    1,000
                                                                $   200.00          Minimum/month
------------------------------------------------------------------------------------------------------------------------------------
              Printing                                          $   100.00          Per report available on microfiche or per
                                                                                    request
                                                                $     2.50          Per savings account statement printed
------------------------------------------------------------------------------------------------------------------------------------
              Professional Services

              Includes (but not limited to) custom              $    85.00          Per hour, two hour minimum per request
              programming (report and file creation,            $   250.00          Minimum per person per day for on-site
              maintenance and fixes), and other Fiserv                              support (plus out-of-pocket expenses
              personnel assistance not covered by contract      $   110.00          Per hour for urgent programming requests
                                                                $   150.00          Base per mass maintenance request
                                                                $    50.00          Per report generated from request
                                                                $   100.00          Incremental for CRF access on report
------------------------------------------------------------------------------------------------------------------------------------
              Report Regeneration                               $    25.00          Per request/month (first two requests free)
------------------------------------------------------------------------------------------------------------------------------------
              Reference Materials

              CD-ROM:
               - First Two                                      No Charge           Per institution per release
               - Additional Copies                              $    25.00          Per copy if preordered via annual
                                                                                    subscription
                                                                $   100.00          Per copy for ad hoc requests

              Paper Manuals (products not on CD):               $    75.00          Per manual per application
------------------------------------------------------------------------------------------------------------------------------------
              Repost Due to Client Error                        Quote               Professional Services rates apply
                                                                                    $2,000 minimum per incident
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              Retail Loans

B             Open Accounts                                     $     0.63          Per account/month for first 5,000
                                                                                    accounts
                                                                $     0.58          Per account/month for next 10,000
                                                                                    accounts
                                                                $     0.53          Per account/month for next 20,000
                                                                                    accounts
                                                                $     0.48          Per account/month for next 25,000
                                                                                    accounts
                                                                $     0.45          Per account/month over 60,000 accounts
                                                                $ 1,000.00          Minimum/month

B             Closed Accounts                                   $     0.05          Per account/month

B             Loan Interest Statements:
                - Payoff statements                             $     0.10          Per statement/month
                - Annual statements                             $     0.10          Per statement
                                                                $   100.00          Minimum for annual statements

              Insurance Tape Creation                           $   200.00          Per tape/vendor/application

              Promotional Extensions                            $   150.00          Base  per execution
                                                                $     0.05          Per account
------------------------------------------------------------------------------------------------------------------------------------
              Retirement Planning

B             Accounts                                          $     0.41          Per account/month
                                                                $   200.00          Minimum/month

B             Statements                                        $     0.10          Per statement/month (annual or off-cycle)

B             W-2P, 1099R and 5498                              $     0.10          Per item/month
------------------------------------------------------------------------------------------------------------------------------------
              RMDS
B*                                                              $   250.00          Per month for 1 to 5 user IDs
              *Over 40 Users included in the bundled fee        $   375.00          Per month for 6 to 10 user IDs
                                                                $   525.00          Per month for 11 to 20 user IDs
                                                                $   650.00          Per month for 21 to 40 user IDs
                                                                $   775.00          Per month for over 40 user IDs
------------------------------------------------------------------------------------------------------------------------------------
              Safe Deposit Box

B             Per Account                                       $     0.05          Per account/month for first 4,000
                                                                                    accounts
                                                                $     0.04          Per account/month for next 4,000
                                                                                    accounts
                                                                $     0.03          Per account/month for all accounts over
                                                                                    8,000
                                                                $   100.00          Minimum/month
------------------------------------------------------------------------------------------------------------------------------------
              Savings Deposits

B             Open Accounts                                     $    0.150          Per account/month for first 20,000
                                                                                    accounts
                                                                $    0.145          Per account/month for next 20,000
                                                                                    accounts
                                                                $    0.140          Per account/month for next 20,000
                                                                                    accounts
                                                                $    0.135          Per account/month for next 20,000
                                                                                    accounts
                                                                $    0.130          Per account/month for next 20,000
                                                                                    accounts
                                                                $    0.125          Per account/month for all accounts over
                                                                                    100,000
                                                                $   250.00          Minimum/month

B             Closed Accounts                                   $     0.05          Per account/month

B             Draft Items                                       $     0.05          Per transaction/month
                                                                $     0.02          Per notice/month

B             History Retention                                 $   100.00          Per month

B             Statement Zip Code Sort                           $     0.01          Per zip code sorted statement

              Service Charge Routine Setup                      $   100.00          Per routine

              Service Charge Routine Change                     $    25.00          Per field changed
                                                                $   100.00          Maximum per routine changed

              Accrual Adjustment Program                        $   200.00          Per request first day plus $50 each
                                                                                    additional day after first day

              Tape for Coupon Book Production                   $   300.00          Per request ($200 for tape, $50 for
                                                                                    special report, $50 for processing)
------------------------------------------------------------------------------------------------------------------------------------
              Securities/Collateral/Officer Tracking

B             Per Priced Item                                   $     0.30          Per priced item/month
B             Per Unpriced Item                                 $      .10          Per unpriced item/month
                                                                $    25.00          Minimum/month
------------------------------------------------------------------------------------------------------------------------------------
              Special Reports                                   $    50.00          Applies to any report which is not
                                                                                    produced in the normal processing flow
                                                                                    but which has previously been
                                                                                    programmed by Fiserv.  Additional fees
                                                                                    associated with the creation and generation
                                                                                    of new special reports are described under
                                                                                    Professional Services
                                                                $   100.00          Incremental for CRF access on special
                                                                                    report
------------------------------------------------------------------------------------------------------------------------------------
              Tape Creation                                     $   200.00          Per physical tape produced (or equivalent
                                                                                    on alternative media)
------------------------------------------------------------------------------------------------------------------------------------
              Teller Support

B             Inquiry                                           $   225.00          Per month

B             Datacaptue/Truncation                             $   125.00          Per month (additional to inquiry support)
------------------------------------------------------------------------------------------------------------------------------------
B             Third Party Review                                $   350.00          Per original
                                                                $    35.00          Per copy
------------------------------------------------------------------------------------------------------------------------------------
              Time Deposits

B             Open Accounts                                     $     0.26          Per account/month for first 20,000
                                                                                    accounts
                                                                $     0.24          Per account/month for accounts over
                                                                                    20,000
                                                                $   175.00          Minimum/month

B             Closed Accounts                                   $     0.05          Per account/month

B             History Retention                                 $   100.00          Per month

B             Statement Zip Code Sort                           $     0.01          Per zip code sorted statement
------------------------------------------------------------------------------------------------------------------------------------

              Training

              Fiserv Training Services                          Quote               Contact Relationship Manager

              CBT  Modules                                      Quote               Contact Relationship Manager
------------------------------------------------------------------------------------------------------------------------------------

                Exhibit E - Purchase of Equipment Through Fiserv

         Client agrees to purchase, and Fiserv agrees to sell, Equipment (as hereinafter defined) on the terms and subject to the conditions hereinafter set forth:

         1. Equipment and Fiserv Obligations. Equipment, if any, being purchased through Fiserv shall be described in Exhibit E - 1 hereto, or in a signed order letter from Client to Fiserv specifying the quantity, type and price for the equipment desired, (the "Equipment"). Client understands that Fiserv is acting as an independent sales organization representing each manufacturer or supplier (each, a "Manufacturer") identified in Exhibit E - 1. Client also understands and agrees that the ability of Fiserv to obtain the Equipment may be subject to availability and delays due to causes beyond the control of Fiserv. Fiserv shall promptly place any orders submitted under this Agreement with each Manufacturer and shall, at Client's direction, request expedited delivery whenever available.

         2. Delivery and Installation. (a) Delivery. On Client's behalf, Fiserv shall arrange for delivery of the Equipment to the site or sites ("Installation Site(s)") designated by Client on Exhibit E - 2 on or about the date (the "Delivery Date") requested. In the absence of shipping instructions, Fiserv shall select a common carrier on behalf of Client. Client shall be responsible for appropriate property insurance for all equipment, whether Client-owned or Fiserv-owned, within Client's premises.

         (b) Installation and Acceptance. Fiserv shall arrange for the installation of the items of Equipment in consideration of the Installation Fees listed on Exhibit E - 2. Client shall not perform any installation activities without the written consent of Fiserv. Fiserv or its designee shall have full and free access to the Equipment and the Installation Site until installation is completed. If a suitable installation environment is not provided by Client, then Fiserv shall be required to perform only as many normal installation procedures as it deems to be practicable within the available facilities. Installation of Equipment will take place during normal Fiserv business hours, Monday through Friday, exclusive of Fiserv holidays, unless otherwise agreed by Fiserv. The Equipment shall be deemed to have been accepted when it has passed either the Fiserv or the Manufacturer's standard post-installation test procedures at the Installation Site.

         (c) Installation Environment. Client shall provide a suitable installation environment for the Equipment as specified by Fiserv or its agents and any and all other specifications provided to Client by the Manufacturer or Fiserv. Client shall also be responsible for furnishing all labor required for unpacking and placing each item of Equipment in the desired location for installation. Client shall be responsible for physical planning including, but not limited to, floor planning, cable requirements, and safety requirements in accordance with the installation manual and any and all applicable building, electrical, or other codes, regulations, and requirements. All such physical planning shall be completed on or before the delivery date for the Equipment.

         3. Shipment, Risk of Loss and Title to Equipment. All prices shown on Exhibit E - 1 are F.O.B. at the Manufacturer's plant. All transportation, rigging, drayage, insurance, and other costs of delivery of the Equipment to the Installation Site shall be itemized on an invoice submitted to Client and shall be paid by Client. Risk of loss shall pass to Client upon shipment. Title to the Equipment shall remain with the Manufacturer until all payments for the Equipment have been made by Client and, until such time, Client agrees that it shall not sell, transfer, pledge, or otherwise dispose of the Equipment without the prior written consent of Fiserv.

         4. Security Interest. Client grants Fiserv a security interest in all the Equipment and the proceeds thereof until the purchase price due Fiserv shall have been paid in full. Client shall execute any instruments or documents Fiserv deems appropriate to protect the security interest and, in any event, this Agreement shall constitute a financing agreement within the meaning of Article 9 of the Uniform Commercial Code and a copy of this Agreement may be filed at any time after signature by Fiserv as a financing statement for that purpose. In the event of default in payment or other breach by Client, Fiserv shall have all rights and remedies of a secured creditor upon default as provided by applicable law. Fiserv shall, at its sole expense, file releases for any financing statements recorded pursuant to this Agreement promptly upon receipt of final payment.

         5. Warranties. Fiserv warrants that Client will acquire good and clear title to the Equipment free and clear of all liens and encumbrances. Fiserv hereby assigns to Client all warranties the Manufacturer has granted to Fiserv with respect to the Equipment as set forth on Exhibit E - 1. Client hereby agrees to all of the terms and conditions applicable to those warranties and acknowledges that: (i) neither the Manufacturer nor Fiserv warrants that the use of the Equipment will be uninterrupted or error free; and (ii) Manufacturer's warranties, and the assignment of such warranties by Fiserv to Client, shall not impose any liability on Fiserv due to the services or assistance provided to Client by Fiserv with respect thereto.




IN WITNESS WHEREOF, the parties hereto have caused this Exhibit E to be initialed by their duly authorized representatives.

------------------------------------------
      Fiserv                Client
Initials:  JCP        Initials: KLK
------------------------------------------




------------------------------------------

                                  Exhibit E - 1

                                        Equipment, Manufacturer and Prices

Equipment                      Manufacturer
---------                      ------------
Price
-----

                                  Exhibit E - 2

                                        Installation Sites and Fees

                                    Exhibit F

                                        Software Products

         1. License. Each license agreement subject to the terms of this Agreement shall be separately labeled as Exhibit F-n attached hereto. By using the software described on each such Exhibit F-n, Client agrees to the terms and conditions contained in the license agreement.

         2. License Fee. Payment of any license fees identified in any such Exhibit F-n to Fiserv by Client shall be accepted by Fiserv and the applicable Fiserv affiliate as payment of such license fees.

         3. Termination of Agreement. Notwithstanding any provision to the contrary in any such Exhibit F-n, the termination of this Agreement shall terminate any such Exhibit F-n, at Client's sole option.


         IN WITNESS WHEREOF, the parties hereto have caused this Exhibit F to be initialed by their duly authorized representatives below.


------------------------------------------
      Fiserv                Client
Initials: JCP         Initials: KLK
------------------------------------------




------------------------------------------